Exhibit 99.1
    NASDAQ: WASH
Contact: Elizabeth B. Eckel
EVP, Chief Marketing & Corporate Communications Officer
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: January 24, 2024
FOR IMMEDIATE RELEASE

Washington Trust Reports Fourth Quarter and Full-Year 2023 Earnings

WESTERLY, R.I., January 24, 2024 (PR NEWSWIRE)…Washington Trust Bancorp, Inc. (Nasdaq: WASH), parent company of The Washington Trust Company, today announced fourth quarter 2023 net income of $12.9 million, or $0.76 per diluted share, compared to net income of $11.2 million, or $0.65 per diluted share, for the third quarter of 2023. Net income for the year ended December 31, 2023 totaled of $48.2 million, or $2.82 per diluted share, compared to $71.7 million, or $4.11 per diluted share, reported for the prior year.

In October 2023, the Commonwealth of Massachusetts enacted into law a tax bill changing how corporations calculate their Massachusetts taxable income effective on January 1, 2025. As required, the Corporation revalued its deferred tax assets and liabilities and in the fourth quarter of 2023 increased its net deferred tax assets by $3.3 million with a corresponding decrease to income tax expense. This increased fourth quarter and full-year 2023 earnings per diluted share by $0.19.

“Washington Trust’s year-end results reflect the Corporation’s continued perseverance in facing economic headwinds and addressing numerous challenges posed by a difficult operating environment,” stated Edward O. Handy III, Washington Trust Chairman and Chief Executive Officer. “While we remain cautious about economic growth in 2024, we believe our diversified business model, disciplined credit culture, and dedicated team will guide us going forward.”

Selected financial highlights for the fourth quarter and full-year 2023 include:
•Returns on average equity and average assets for the fourth quarter were 11.77% and 0.71%, respectively, compared to 9.65% and 0.62%, respectively, for the preceding quarter. Full-year returns on average equity and average assets for 2023 were 10.57% and 0.69%, respectively, compared to 14.49% and 1.17%, respectively, for the prior year.
•The net interest margin was 1.88% in the fourth quarter, compared to 1.97% in the preceding quarter. Full-year net interest margin for 2023 was 2.05%, down 64 basis points from the 2.69% reported in the prior year.
•In the fourth quarter, a provision for credit losses of $1.2 million was recognized, up by $700 thousand from the provision recognized in the preceding quarter. The provision for credit losses in 2023 totaled $3.2 million, compared to a negative provision of $1.3 million recognized in the prior year.
•Total loans amounted to $5.6 billion, up by 1% from the end of the preceding quarter.
•In-market deposits (total deposits less wholesale brokered deposits) amounted to $4.7 billion, down by 1% from September 30, 2023.

Washington Trust
January 24, 2024
Net Interest Income
Net interest income was $32.7 million for the fourth quarter of 2023, down by $1.1 million, or 3%, from the third quarter of 2023. The net interest margin was 1.88% for the fourth quarter, a decrease of 9 basis points from the preceding quarter. The declines in net interest income and net interest margin reflect the impact of rapid interest rate increases. Linked quarter changes included:
•Average interest-earning assets increased by $103 million, due to an increase of $139 million in average loans, partially offset by declines in investment securities. The yield on interest-earning assets for the fourth quarter was 4.81%, up by 12 basis points from the preceding quarter.
•Average interest-bearing liabilities increased by $126 million, with increases in average wholesale funding balances of $105 million and average in-market deposits of $21 million. The cost of interest-bearing liabilities for the fourth quarter of 2023 was 3.49%, up by 23 basis points from the preceding quarter.

Noninterest Income
Noninterest income totaled $13.3 million for the fourth quarter of 2023, down by $1.9 million, or 13%, from the third quarter of 2023. Linked quarter changes included:
•Wealth management revenues amounted to $8.9 million in the fourth quarter of 2023, down by $67 thousand, or 1%, on a linked quarter basis. This correlated with a decrease in the average balance of wealth management assets under administration ("AUA"), which was down by approximately $58 million, or 1%, from the preceding quarter.
The end of period AUA balance at December 31, 2023 amounted to $6.6 billion, up by $457 million, or 7%, from September 30, 2023. This increase reflected net investment appreciation of $503 million, partially offset by net client asset outflows of $46 million.
•Mortgage banking revenues totaled $1.6 million for the fourth quarter of 2023, down by $554 thousand, or 26%, from the preceding quarter, with lower realized gains on loan sales, partially offset by changes in the fair value of mortgage loans held for sale and forward loan commitments. Realized gains decreased by $613 thousand, or 35%, from the preceding quarter, due to a lower volume of loans sold and a lower sales yield. Loans sold amounted to $67.5 million in the fourth quarter of 2023, down by $21.2 million, or 24%, from the preceding quarter.
•Loan related derivative income from interest rate swap contracts with commercial borrowers in the fourth quarter of 2023 totaled $112 thousand, down by $970 thousand, or 90%, from the preceding quarter, reflecting a decline in volume.

Noninterest Expense
Noninterest expense totaled $32.6 million for the fourth quarter of 2023, down by $1.8 million, or 5%, from the third quarter of 2023. Linked quarter changes included:
•Salaries and employee benefits expense amounted to $18.5 million, down by $3.2 million, or 15%, from the preceding quarter reflecting adjustments to performance-based compensation accruals.
•Other noninterest expenses totaled $3.6 million, up by $1.3 million, or 56%, from the preceding quarter, largely due to a $1.0 million contribution made by Washington Trust to its charitable foundation.

Washington Trust
January 24, 2024

Income Tax
In the fourth quarter of 2023, a $774 thousand income tax benefit was recognized, reflecting an effective tax rate of negative 6.4%. As previously mentioned, income tax expense was reduced by a net $3.3 million adjustment largely associated with the revaluation of the Corporation's net deferred tax assets due to the enactment of a tax bill into law by the Commonwealth of Massachusetts. The revaluation of our net deferred tax assets is subject to further guidance and interpretation of the law that may be issued. Excluding this adjustment, the effective tax rate for the fourth quarter of 2023 would have been 20.4%, compared to 20.8% for the preceding quarter. Based on current federal and applicable state income tax statutes, the Corporation currently expects its full-year 2024 effective tax rate to be approximately 21.2%.

Investment Securities
The securities portfolio totaled $1.0 billion at December 31, 2023, up by $41 million, or 4%, from September 30, 2023, reflecting an increase of $59 million in the fair value of available for sale debt securities due to changes in market interest rates, partially offset by routine pay-downs and maturities. The securities portfolio represented 14% of total assets at December 31, 2023, compared to 13% of total assets at September 30, 2023.

Loans
Total loans amounted to $5.6 billion at December 31, 2023, up by $37 million, or 1%, from the end of the preceding quarter and up by $538 million, or 11%, from the balance at December 31, 2022. These changes included:
•Commercial loans increased by $36 million, or 1%, from September 30, 2023, reflecting originations and advances of $99 million, partially offset by principal payments of $63 million. Commercial loans increased by $226 million, or 9%, from December 31, 2022, reflecting originations and advances of $472 million, partially offset by principal payments of $246 million.
•Residential real estate loans decreased by $7 million, or 0.3%, from September 30, 2023 and increased by $281 million, or 12%, from December 31, 2022. In the fourth quarter of 2023, residential real estate loans originated for portfolio amounted to $40 million, down by $122 million, or 75%, from the preceding quarter. Full-year 2023 residential real estate loans originated for portfolio amounted to $460 million, down by $422 million, or 48%, from 2022.
•The consumer loan portfolio increased by $7 million, or 2%, from September 30, 2023, and up by $30 million, or 10%, from December 31, 2022, largely reflecting growth in home equity lines and loans.

Deposits and Borrowings
Total deposits amounted to $5.3 billion at December 31, 2023, down by $67 million, or 1%, from the end of the preceding quarter and up by $329 million, or 7%, from a year ago. Uninsured deposits, after exclusions (as detailed in the financial tables below) amounted to $964 million, or 18% of total deposits, at December 31, 2023.

In-market deposits, which exclude wholesale brokered deposits, amounted to $4.7 billion at December 31, 2023, down by $53 million, or 1%, from September 30, 2023 and up by $33 million, or 1%, from a year ago. As of December 31, 2023, in-

Washington Trust
January 24, 2024
market deposits were approximately 60% retail and 40% commercial. The average size of our in-market deposit accounts was approximately $36 thousand at December 31, 2023.

Wholesale brokered deposits amounted to $654 million and were down by $14 million, or 2%, from September 30, 2023 and up by $296 million, or 83%, from a year ago.

FHLB advances totaled $1.2 billion at December 31, 2023, up by $70 million, or 6%, from September 30, 2023 and up by $210 million, or 21%, from a year ago. As of December 31, 2023, contingent liquidity amounted to $1.9 billion and consisted of noninterest-bearing cash, unencumbered securities and unused collateralized borrowing capacity.

Asset Quality
Nonaccrual loans were $44.6 million, or 0.79% of total loans, at December 31, 2023, compared to $33.7 million, or 0.60% of total loans, at September 30, 2023. The increase in nonaccrual loans was largely due to one commercial real estate loan that was placed on nonaccrual status in the quarter. The composition of nonaccrual loans at December 31, 2023 was 75% commercial and 25% residential and consumer.

Past due loans were $11.3 million, or 0.20% of total loans, at December 31, 2023, compared to $9.7 million, or 0.17% of total loans, at September 30, 2023. The composition of past due loans at December 31, 2023 was essentially 100% residential and consumer.

The allowance for credit losses ("ACL") on loans amounted to $41.1 million, or 0.73% of total loans, at December 31, 2023, compared to $40.2 million, or 0.72% of total loans, at September 30, 2023. The ACL on unfunded commitments, included in other liabilities on the Consolidated Balance Sheets, was $1.9 million at December 31, 2023, compared to $2.0 million at September 30, 2023.

The provision for credit losses totaled $1.2 million in the fourth quarter of 2023, up by $700 thousand from the preceding quarter. The provision for credit losses in the fourth quarter of 2023 was composed of a provision for credit losses on loans of $1.3 million and a negative provision (or a benefit) for credit losses on unfunded commitments of $50 thousand.

In the fourth quarter of 2023, net charge-offs of $406 thousand were recognized, compared to $30 thousand in the preceding quarter. Full-year net charge-offs totaled $520 thousand in 2023, compared to net recoveries of $368 thousand in the prior year.

Capital and Dividends
Total shareholders' equity was $472.7 million at December 31, 2023, up by $41.3 million, or 10%, from September 30, 2023. This included an increase of $37.6 million in the accumulated other comprehensive income ("AOCI") component of shareholders' equity and net income of $12.9 million, partially offset by $9.6 million in dividend declarations. The increase in AOCI included an increase in the fair value of available for sale securities due to changes in market interest rates, partially offset by a decrease of $5.0 million associated with the annual remeasurement of pension liabilities.

Washington Trust
January 24, 2024
The Board of Directors declared a quarterly dividend of 56 cents per share for the quarter ended December 31, 2023. The dividend was paid on January 12, 2024 to shareholders of record on January 2, 2024. Full-year dividends declared totaled $2.24 per share in 2023, an increase of 6 cents per share, or 3%, from 2022.

Capital levels at December 31, 2023 exceeded the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 11.58% at December 31, 2023, compared to 11.48% at September 30, 2023. Book value per share was $27.75 at December 31, 2023, compared to $25.35 at September 30, 2023.

Conference Call
Washington Trust will host a conference call to discuss its fourth quarter results, business highlights and outlook on Thursday, January 25, 2024 at 8:30 a.m. (Eastern Time). Individuals may dial in to the call at 1-833-470-1428 and enter Access Code 359112. An audio replay of the call will be available, shortly after the conclusion of the call, by dialing 1-866-813-9403 and entering the Replay Access Code 384692. The audio replay will be available through February 8, 2024. Also, a webcast of the call will be posted in the Investor Relations section of Washington Trust's website, https://ir.washtrust.com, and will be available through March 31, 2024.

Washington Trust
January 24, 2024
Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company. Founded in 1800, Washington Trust is the oldest community bank in the nation, the largest state-chartered bank headquartered in Rhode Island and one of the Northeast's premier financial services companies. Washington Trust offers a full range of financial services, including commercial banking, mortgage banking, personal banking and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on NASDAQ under the symbol WASH. Investor information is available on the Corporation’s website at https://ir.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements.” We may also make forward-looking statements in other documents we file with the U.S. Securities and Exchange Commission ("SEC"), in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following:
•changes in general business and economic conditions on a national basis and in the local markets in which we operate;
•changes in customer behavior due to political, business and economic conditions, including inflation and concerns about liquidity;
•interest rate changes or volatility, as well as changes in the balance and mix of loans and deposits;
•changes in loan demand and collectability;
•the possibility that future credit losses are higher than currently expected due to changes in economic assumptions or adverse economic developments;
•ongoing volatility in national and international financial markets;
•reductions in the market value or outflows of wealth management AUA;
•decreases in the value of securities and other assets;
•increases in defaults and charge-off rates;
•changes in the size and nature of our competition;
•changes in legislation or regulation and accounting principles, policies and guidelines;
•operational risks including, but not limited to, changes in information technology, cybersecurity incidents, fraud, natural disasters, war, terrorism, civil unrest and future pandemics;
•regulatory, litigation and reputational risks; and
•changes in the assumptions used in making such forward-looking statements.

In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by our Quarterly Reports on Form 10-Q and other filings submitted to the SEC, may result in these differences. You should carefully review all of these factors and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this report, and we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Assets:
Cash and due from banks	$86,824	$109,432	$124,877	$134,989	$115,492
Short-term investments	3,360	3,577	3,439	3,291	2,930
Mortgage loans held for sale, at fair value	20,077	10,550	20,872	7,445	8,987
Available for sale debt securities, at fair value	1,000,380	958,990	1,022,458	1,054,747	993,928
Federal Home Loan Bank stock, at cost	51,893	52,668	45,868	42,501	43,463
Loans:
Total loans	5,647,706	5,611,115	5,381,113	5,227,969	5,110,139
Less: allowance for credit losses on loans	41,057	40,213	39,343	38,780	38,027
Net loans	5,606,649	5,570,902	5,341,770	5,189,189	5,072,112
Premises and equipment, net	32,291	31,976	32,591	31,719	31,550
Operating lease right-of-use assets	29,364	27,882	28,633	26,170	27,156
Investment in bank-owned life insurance	103,736	103,003	102,293	101,782	102,182
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,711	3,919	4,130	4,342	4,554
Other assets	200,653	246,667	220,920	199,098	193,788
Total assets	$7,202,847	$7,183,475	$7,011,760	$6,859,182	$6,660,051
Liabilities:
Deposits:
Noninterest-bearing deposits	$693,746	$773,261	$758,242	$829,763	$858,953
Interest-bearing deposits	4,654,414	4,642,302	4,556,236	4,438,751	4,160,009
Total deposits	5,348,160	5,415,563	5,314,478	5,268,514	5,018,962
Federal Home Loan Bank advances	1,190,000	1,120,000	1,040,000	925,000	980,000
Junior subordinated debentures	22,681	22,681	22,681	22,681	22,681
Operating lease liabilities	32,027	30,554	31,302	28,622	29,558
Other liabilities	137,293	163,273	144,138	149,382	155,181
Total liabilities	6,730,161	6,752,071	6,552,599	6,394,199	6,206,382
Shareholders’ Equity:
Common stock	1,085	1,085	1,085	1,085	1,085
Paid-in capital	126,150	126,310	125,685	127,734	127,056
Retained earnings	501,917	498,521	496,996	495,231	492,043
Accumulated other comprehensive loss	(141,153)	(178,734)	(148,827)	(141,760)	(157,800)
Treasury stock, at cost	(15,313)	(15,778)	(15,778)	(17,307)	(8,715)
Total shareholders’ equity	472,686	431,404	459,161	464,983	453,669
Total liabilities and shareholders’ equity	$7,202,847	$7,183,475	$7,011,760	$6,859,182	$6,660,051

Washington Trust Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Dollars and shares in thousands, except per share amounts)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Interest income:
Interest and fees on loans	$74,236	$70,896	$65,449	$59,749	$53,644	$270,330	$169,301
Interest on mortgage loans held for sale	255	332	241	152	314	980	1,165
Taxable interest on debt securities	7,191	7,271	7,403	7,194	6,618	29,059	21,827
Dividends on Federal Home Loan Bank stock	982	878	858	597	330	3,315	548
Other interest income	1,282	1,344	1,279	1,070	855	4,975	1,624
Total interest and dividend income	83,946	80,721	75,230	68,762	61,761	308,659	194,465
Interest expense:
Deposits	37,067	34,069	29,704	19,589	12,301	120,429	26,023
Federal Home Loan Bank advances	13,814	12,497	11,652	11,626	7,822	49,589	11,713
Junior subordinated debentures	411	404	374	354	296	1,543	739
Total interest expense	51,292	46,970	41,730	31,569	20,419	171,561	38,475
Net interest income	32,654	33,751	33,500	37,193	41,342	137,098	155,990
Provision for credit losses	1,200	500	700	800	800	3,200	(1,300)
Net interest income after provision for credit losses	31,454	33,251	32,800	36,393	40,542	133,898	157,290
Noninterest income:
Wealth management revenues	8,881	8,948	9,048	8,663	8,624	35,540	38,746
Mortgage banking revenues	1,554	2,108	1,753	1,245	1,103	6,660	8,733
Card interchange fees	1,254	1,267	1,268	1,132	1,242	4,921	4,996
Service charges on deposit accounts	688	674	667	777	942	2,806	3,192
Loan related derivative income	112	1,082	247	(51)	745	1,390	2,756
Income from bank-owned life insurance	734	710	879	1,165	691	3,488	2,591
Other income	83	437	463	352	441	1,335	1,588
Total noninterest income	13,306	15,226	14,325	13,283	13,788	56,140	62,602
Noninterest expense:
Salaries and employee benefits	18,464	21,622	20,588	21,784	20,812	82,458	83,804
Outsourced services	3,667	3,737	3,621	3,496	3,568	14,521	13,737
Net occupancy	2,396	2,387	2,416	2,437	2,418	9,636	9,126
Equipment	1,133	1,107	1,050	1,028	1,002	4,318	3,797
Legal, audit and professional fees	959	1,058	978	896	987	3,891	3,127
FDIC deposit insurance costs	1,239	1,185	1,371	872	489	4,667	1,687
Advertising and promotion	938	789	427	408	713	2,562	2,587
Amortization of intangibles	208	211	212	212	212	843	860
Other expenses	3,583	2,294	2,353	2,431	3,158	10,661	9,997
Total noninterest expense	32,587	34,390	33,016	33,564	33,359	133,557	128,722
Income before income taxes	12,173	14,087	14,109	16,112	20,971	56,481	91,170
Income tax (benefit) expense	(774)	2,926	2,853	3,300	4,398	8,305	19,489
Net income	$12,947	$11,161	$11,256	$12,812	$16,573	$48,176	$71,681

Net income available to common shareholders	$12,931	$11,140	$11,237	$12,783	$16,535	$48,091	$71,479

Weighted average common shares outstanding:
Basic	17,029	17,019	17,011	17,074	17,180	17,033	17,246
Diluted	17,070	17,041	17,030	17,170	17,319	17,062	17,381
Earnings per common share:
Basic	$0.76	$0.65	$0.66	$0.75	$0.96	$2.82	$4.14
Diluted	$0.76	$0.65	$0.66	$0.74	$0.95	$2.82	$4.11

Cash dividends declared per share	$0.56	$0.56	$0.56	$0.56	$0.56	$2.24	$2.18

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars and shares in thousands, except per share amounts)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Share and Equity Related Data:
Book value per share	$27.75	$25.35	$26.98	$27.37	$26.40
Tangible book value per share - Non-GAAP (1)	$23.78	$21.36	$22.98	$23.36	$22.42
Market value per share	$32.38	$26.33	$26.81	$34.66	$47.18
Shares issued at end of period	17,363	17,363	17,363	17,363	17,363
Shares outstanding at end of period	17,031	17,019	17,019	16,986	17,183

Capital Ratios (2):
Tier 1 risk-based capital	10.86%	10.77%	11.09%	11.28%	11.69%
Total risk-based capital	11.58%	11.48%	11.81%	12.01%	12.37%
Tier 1 leverage ratio	7.80%	7.87%	8.05%	8.25%	8.65%
Common equity tier 1	10.44%	10.35%	10.66%	10.84%	11.24%

Balance Sheet Ratios:
Equity to assets	6.56%	6.01%	6.55%	6.78%	6.81%
Tangible equity to tangible assets - Non-GAAP (1)	5.68%	5.11%	5.63%	5.84%	5.84%
Loans to deposits (3)	105.2%	103.1%	100.9%	98.6%	101.2%

						For the Twelve Months Ended
	For the Three Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Performance Ratios (4):
Net interest margin (5)	1.88%	1.97%	2.03%	2.33%	2.65%	2.05%	2.69%
Return on average assets (net income divided by average assets)	0.71%	0.62%	0.65%	0.77%	1.01%	0.69%	1.17%
Return on average tangible assets - Non-GAAP (1)	0.72%	0.63%	0.66%	0.78%	1.03%	0.70%	1.19%
Return on average equity (net income available for common shareholders divided by average equity)	11.77%	9.65%	9.67%	11.27%	14.96%	10.57%	14.49%
Return on average tangible equity - Non-GAAP (1)	13.93%	11.33%	11.32%	13.23%	17.74%	12.43%	16.84%
Efficiency ratio (6)	70.9%	70.2%	69.0%	66.5%	60.5%	69.1%	58.9%
(1)See the section labeled “Supplemental Information - Calculation of Non-GAAP Financial Measures” at the end of this document.
(2)Estimated for December 31, 2023 and actuals for prior periods.
(3)Period-end balances of net loans and mortgage loans held for sale as a percentage of total deposits.
(4)Annualized based on the actual number of days in the period.
(5)Fully taxable equivalent (FTE) net interest income as a percentage of average-earnings assets.
(6)Total noninterest expense as percentage of total revenues (net interest income and noninterest income).

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(Unaudited; Dollars in thousands)

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Wealth Management Results
Wealth Management Revenues:
Asset-based revenues	$8,634	$8,683	$8,562	$8,429	$8,448	$34,308	$37,602
Transaction-based revenues	247	265	486	234	176	1,232	1,144
Total wealth management revenues	$8,881	$8,948	$9,048	$8,663	$8,624	$35,540	$38,746

Assets Under Administration (AUA):
Balance at beginning of period	$6,131,395	$6,350,260	$6,163,422	$5,961,990	$6,322,757	$5,961,990	$7,784,211
Net investment appreciation (depreciation) & income	503,209	(154,269)	259,788	286,262	312,407	894,990	(1,132,378)
Net client asset outflows	(46,198)	(64,596)	(72,950)	(84,830)	(673,174)	(268,574)	(689,843)
Balance at end of period	$6,588,406	$6,131,395	$6,350,260	$6,163,422	$5,961,990	$6,588,406	$5,961,990

Percentage of AUA that are managed assets	91%	91%	91%	91%	91%	91%	91%

Mortgage Banking Results
Mortgage Banking Revenues:
Realized gains on loan sales, net (1)	$1,133	$1,746	$827	$576	$992	$4,282	$7,954
Changes in fair value, net (2)	(65)	(171)	382	86	(426)	232	(1,224)
Loan servicing fee income, net (3)	486	533	544	583	537	2,146	2,003
Total mortgage banking revenues	$1,554	$2,108	$1,753	$1,245	$1,103	$6,660	$8,733

Residential Mortgage Loan Originations:
Originations for retention in portfolio (4)	$39,827	$161,603	$148,694	$109,768	$228,579	$459,892	$881,874
Originations for sale to secondary market (5)	76,495	78,339	77,995	27,763	39,087	260,592	309,407
Total mortgage loan originations	$116,322	$239,942	$226,689	$137,531	$267,666	$720,484	$1,191,281

Residential Mortgage Loans Sold:
Sold with servicing rights retained	$28,290	$34,046	$28,727	$17,114	$27,085	$108,177	$99,849
Sold with servicing rights released (5)	39,170	54,575	35,836	12,214	27,470	141,795	239,899
Total mortgage loans sold	$67,460	$88,621	$64,563	$29,328	$54,555	$249,972	$339,748
(1)Includes gains on loan sales, commission income on loans originated for others, servicing right gains, and gains (losses) on forward loan commitments.
(2)Represents fair value changes on mortgage loans held for sale and forward loan commitments.
(3)Represents loan servicing fee income, net of servicing right amortization and valuation adjustments.
(4)Includes the full commitment amount of homeowner construction loans.
(5)Includes brokered loans (loans originated for others).

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Loans:
Commercial real estate (1)	$2,106,359	$2,063,383	$1,940,030	$1,909,136	$1,829,304
Commercial & industrial	605,072	611,565	611,472	609,720	656,397
Total commercial	2,711,431	2,674,948	2,551,502	2,518,856	2,485,701

Residential real estate (2)	2,604,478	2,611,100	2,510,125	2,403,255	2,323,002

Home equity	312,594	305,683	301,116	288,878	285,715
Other	19,203	19,384	18,370	16,980	15,721
Total consumer	331,797	325,067	319,486	305,858	301,436
Total loans	$5,647,706	$5,611,115	$5,381,113	$5,227,969	$5,110,139
(1)Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.
(2)Residential real estate loans consist of mortgage and homeowner construction loans secured by one- to four-family residential properties.

	December 31, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Connecticut	$815,975	39%	$691,780	38%
Massachusetts	645,736	31	566,717	31
Rhode Island	430,899	20	387,759	21
Subtotal	1,892,610	90	1,646,256	90
All other states	213,749	10	183,048	10
Total commercial real estate loans	$2,106,359	100%	$1,829,304	100%

Residential Real Estate Loans by Property Location:
Massachusetts	$1,928,206	74%	$1,698,240	73%
Rhode Island	481,289	19	446,010	19
Connecticut	165,933	6	153,323	7
Subtotal	2,575,428	99	2,297,573	99
All other states	29,050	1	25,429	1
Total residential real estate loans	$2,604,478	100%	$2,323,002	100%

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD LOAN COMPOSITION
(Unaudited; Dollars in thousands)

	December 31, 2023		December 31, 2022
	Balance	% of Total	Balance	% of Total
Commercial Real Estate Portfolio Segmentation:
Multi-family dwelling	$546,694	26%	$469,233	26%
Retail	434,913	21	421,617	23
Industrial and warehouse	307,987	15	192,717	11
Office	284,199	13	257,551	14
Hospitality	235,015	11	214,829	12
Healthcare	175,490	8	136,225	7
Commercial mixed use	49,079	2	54,976	3
Other	72,982	4	82,156	4
Total commercial real estate loans	$2,106,359	100%	$1,829,304	100%

Commercial & Industrial Portfolio Segmentation:
Healthcare and social assistance	$166,490	28%	$193,052	29%
Real estate rental and leasing	70,540	12	72,429	11
Transportation and warehousing	63,789	11	51,347	8
Manufacturing	54,905	9	60,601	9
Retail trade	43,746	7	56,012	9
Educational services	41,968	7	46,708	7
Finance and insurance	33,617	6	28,313	4
Information	22,674	4	23,948	4
Arts, entertainment and recreation	22,249	4	25,646	4
Accommodation and food services	13,502	2	17,167	3
Professional, scientific and technical services	7,998	1	6,451	1
Public administration	3,019	—	3,789	1
Other	60,575	9	70,934	10
Total commercial & industrial loans	$605,072	100%	$656,397	100%

			Weighted Average		Asset Quality
December 31, 2023	Balance (2) (3)	Average Loan Size (4)	Loan to Value	Debt Service Coverage	Pass	Special Mention	Classified	Nonaccrual (included in Classified)
Commercial Real Estate - Office by Class:
Class A	$113,129	$10,381	58%	1.59x	$106,776	$6,353	$—	$—
Class B	94,702	4,376	68%	1.50x	72,154	—	22,548	19,047
Class C	13,116	1,639	59%	1.38x	13,116	—	—	—
Medical Office	40,760	6,405	61%	1.40x	40,760	—	—	—
Lab Space	22,492	23,461	77%	1.34x	4,062	—	18,430	—
Total office (1)	$284,199	$6,307	64%	1.49x	$236,868	$6,353	$40,978	$19,047
(1)Approximately 66% of the total commercial real estate office balance of $284 million is secured by income producing properties located in suburban areas. Additionally, approximately 33% of the total commercial real estate office balance is expected to mature in two years.
(2)The balance of commercial real estate office consists of 50 loans.
(3)Does not include $31.1 million of unfunded commitments.
(4)Total commitment (outstanding loan balance plus unfunded commitments) divided by number of loans.

Washington Trust Bancorp, Inc. and Subsidiaries
END OF PERIOD DEPOSIT COMPOSITION & CONTINGENT LIQUIDITY
(Unaudited; Dollars in thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Deposits:
Noninterest-bearing demand deposits	$693,746	$773,261	$758,242	$829,763	$858,953
Interest-bearing demand deposits (in-market)	504,959	490,217	428,306	318,365	302,044
NOW accounts	767,036	745,778	791,887	828,700	871,875
Money market accounts	1,096,959	1,111,797	1,164,557	1,214,014	1,255,805
Savings accounts	497,223	514,526	521,185	544,604	576,250
Time deposits (in-market)	1,134,187	1,111,942	1,048,820	924,506	795,838
In-market deposits	4,694,110	4,747,521	4,712,997	4,659,952	4,660,765
Wholesale brokered demand deposits	—	—	—	1,233	31,153
Wholesale brokered time deposits	654,050	668,042	601,481	607,329	327,044
Wholesale brokered deposits	654,050	668,042	601,481	608,562	358,197
Total deposits	$5,348,160	$5,415,563	$5,314,478	$5,268,514	$5,018,962

	December 31, 2023		December 31, 2022
	Balance	% of Total Deposits	Balance	% of Total Deposits
Uninsured Deposits:
Uninsured deposits (1)	$1,260,672	24%	$1,514,900	30%
Less: affiliate deposits (2)	92,645	2	210,444	4
Uninsured deposits, excluding affiliate deposits	1,168,027	22	1,304,456	26
Less: fully-collateralized preferred deposits (3)	204,327	4	329,868	7
Uninsured deposits, after exclusions	$963,700	18%	$974,588	19%
(1)    Determined in accordance with regulatory reporting requirements, which includes affiliate deposits and fully-collateralized preferred deposits.
(2)    Uninsured deposit balances of Washington Trust Bancorp, Inc. and its subsidiaries that are eliminated in consolidation.
(3)    Uninsured deposits of states and political subdivisions, which are secured or collateralized as required by state law.

	Dec 31, 2023	Dec 31, 2022
Contingent Liquidity:
Federal Home Loan Bank of Boston	$1,086,607	$668,295
Federal Reserve Bank of Boston	65,759	27,059
Noninterest-bearing cash	54,970	49,727
Unencumbered securities	680,857	691,893
Total	$1,888,193	$1,436,974

Percentage of total contingent liquidity to uninsured deposits	149.8%	94.9%
Percentage of total contingent liquidity to uninsured deposits, after exclusions	195.9%	147.4%

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Asset Quality Ratios:
Nonperforming assets to total assets	0.63%	0.48%	0.16%	0.21%	0.19%
Nonaccrual loans to total loans	0.79%	0.60%	0.19%	0.27%	0.25%
Total past due loans to total loans	0.20%	0.17%	0.12%	0.15%	0.23%
Allowance for credit losses on loans to nonaccrual loans	92.02%	119.50%	378.04%	277.40%	296.02%
Allowance for credit losses on loans to total loans	0.73%	0.72%	0.73%	0.74%	0.74%

Nonperforming Assets:
Commercial real estate	$32,827	$22,609	$—	$1,601	$—
Commercial & industrial	682	696	899	920	—
Total commercial	33,509	23,305	899	2,521	—
Residential real estate	9,626	9,446	8,542	10,470	11,894
Home equity	1,483	901	966	989	952
Other consumer	—	—	—	—	—
Total consumer	1,483	901	966	989	952
Total nonaccrual loans	44,618	33,652	10,407	13,980	12,846
Other real estate owned	683	683	683	683	—
Total nonperforming assets	$45,301	$34,335	$11,090	$14,663	$12,846

Past Due Loans (30 days or more past due):
Commercial real estate	$—	$—	$—	$1,188	$1,187
Commercial & industrial	10	4	223	229	265
Total commercial	10	4	223	1,417	1,452
Residential real estate	8,116	7,785	4,384	5,730	8,875
Home equity	3,196	1,925	1,509	833	1,235
Other consumer	23	19	214	15	16
Total consumer	3,219	1,944	1,723	848	1,251
Total past due loans	$11,345	$9,733	$6,330	$7,995	$11,578

Accruing loans 90 days or more past due	$—	$—	$—	$—	$—
Nonaccrual loans included in past due loans	$6,877	$5,710	$3,672	$5,648	$7,196

Washington Trust Bancorp, Inc. and Subsidiaries
CREDIT & ASSET QUALITY DATA
(Unaudited; Dollars in thousands)
	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Nonaccrual Loan Activity:
Balance at beginning of period	$33,652	$10,407	$13,980	$12,846	$12,122	$12,846	$14,203
Additions to nonaccrual status	12,018	25,088	600	2,570	2,485	40,276	3,591
Loans returned to accruing status	—	(197)	(1,329)	(110)	—	(1,636)	(699)
Loans charged-off	(420)	(44)	(52)	(61)	(62)	(577)	(184)
Loans transferred to other real estate owned	—	—	—	(683)	—	(683)	—
Payments, payoffs and other changes	(632)	(1,602)	(2,792)	(582)	(1,699)	(5,608)	(4,065)
Balance at end of period	$44,618	$33,652	$10,407	$13,980	$12,846	$44,618	$12,846

Allowance for Credit Losses on Loans:
Balance at beginning of period	$40,213	$39,343	$38,780	$38,027	$36,863	$38,027	$39,088
Provision for credit losses on loans (1)	1,250	900	600	800	900	3,550	(1,429)
Charge-offs	(420)	(44)	(52)	(61)	(62)	(577)	(184)
Recoveries	14	14	15	14	326	57	552
Balance at end of period	$41,057	$40,213	$39,343	$38,780	$38,027	$41,057	$38,027

Allowance for Credit Losses on Unfunded Commitments:
Balance at beginning of period	$1,990	$2,390	$2,290	$2,290	$2,390	$2,290	$2,161
Provision for credit losses on unfunded commitments (1)	(50)	(400)	100	—	(100)	(350)	129
Balance at end of period (2)	$1,940	$1,990	$2,390	$2,290	$2,290	$1,940	$2,290
(1)    Included in provision for credit losses in the Consolidated Statements of Income.
(2)     Included in other liabilities in the Consolidated Balance Sheets.

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Net Loan Charge-Offs (Recoveries):
Commercial real estate	$373	$—	$—	$—	($300)	$373	($445)
Commercial & industrial	10	4	5	6	10	25	7
Total commercial	383	4	5	6	(290)	398	(438)
Residential real estate	(3)	—	—	—	—	(3)	(21)
Home equity	—	(7)	(2)	(1)	(8)	(10)	(12)
Other consumer	26	33	34	42	34	135	103
Total consumer	26	26	32	41	26	125	91
Total	$406	$30	$37	$47	($264)	$520	($368)

Net charge-offs (recoveries) to average loans - annualized	0.03%	—%	—%	—%	(0.02%)	0.01%	(0.01%)

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent (“FTE”) basis using the statutory federal income tax rate adjusted for applicable state income taxes net of the related federal tax benefit. Unrealized gains (losses) on available for sale securities and changes in fair value on mortgage loans held for sale are excluded from the average balance and yield calculations. Nonaccrual loans, as well as interest recognized on these loans, are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Three Months Ended	December 31, 2023			September 30, 2023			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$89,719	$1,282	5.67%	$102,608	$1,344	5.20%	($12,889)	($62)	0.47%
Mortgage loans held for sale	14,620	255	6.92	23,057	332	5.71	(8,437)	(77)	1.21
Taxable debt securities	1,163,042	7,191	2.45	1,181,915	7,271	2.44	(18,873)	(80)	0.01
FHLB stock	50,662	982	7.69	46,889	878	7.43	3,773	104	0.26
Commercial real estate	2,087,447	33,260	6.32	2,004,204	31,526	6.24	83,243	1,734	0.08
Commercial & industrial	606,822	9,903	6.47	609,604	9,896	6.44	(2,782)	7	0.03
Total commercial	2,694,269	43,163	6.36	2,613,808	41,422	6.29	80,461	1,741	0.07
Residential real estate	2,606,432	26,303	4.00	2,552,602	24,976	3.88	53,830	1,327	0.12
Home equity	307,601	4,774	6.16	303,144	4,514	5.91	4,457	260	0.25
Other	19,275	238	4.90	18,813	225	4.74	462	13	0.16
Total consumer	326,876	5,012	6.08	321,957	4,739	5.84	4,919	273	0.24
Total loans	5,627,577	74,478	5.25	5,488,367	71,137	5.14	139,210	3,341	0.11
Total interest-earning assets	6,945,620	84,188	4.81	6,842,836	80,962	4.69	102,784	3,226	0.12
Noninterest-earning assets	245,955			272,321			(26,366)
Total assets	$7,191,575			$7,115,157			$76,418
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$506,365	$5,733	4.49%	$461,760	$5,060	4.35%	$44,605	$673	0.14%
NOW accounts	721,820	417	0.23	742,690	419	0.22	(20,870)	(2)	0.01
Money market accounts	1,139,403	10,339	3.60	1,173,284	9,929	3.36	(33,881)	410	0.24
Savings accounts	501,027	622	0.49	516,342	429	0.33	(15,315)	193	0.16
Time deposits (in-market)	1,127,236	11,192	3.94	1,080,395	9,880	3.63	46,841	1,312	0.31
Interest-bearing in-market deposits	3,995,851	28,303	2.81	3,974,471	25,717	2.57	21,380	2,586	0.24
Wholesale brokered demand deposits	—	—	—	—	—	—	—	—	—
Wholesale brokered time deposits	669,342	8,764	5.19	659,624	8,352	5.02	9,718	412	0.17
Wholesale brokered deposits	669,342	8,764	5.19	659,624	8,352	5.02	9,718	412	0.17
Total interest-bearing deposits	4,665,193	37,067	3.15	4,634,095	34,069	2.92	31,098	2,998	0.23
FHLB advances	1,148,533	13,814	4.77	1,053,370	12,497	4.71	95,163	1,317	0.06
Junior subordinated debentures	22,681	411	7.19	22,681	404	7.07	—	7	0.12
Total interest-bearing liabilities	5,836,407	51,292	3.49	5,710,146	46,970	3.26	126,261	4,322	0.23
Noninterest-bearing demand deposits	734,966			773,424			(38,458)
Other liabilities	184,143			173,572			10,571
Shareholders' equity	436,059			458,015			(21,956)
Total liabilities and shareholders' equity	$7,191,575			$7,115,157			$76,418
Net interest income (FTE)		$32,896			$33,992			($1,096)
Interest rate spread			1.32%			1.43%			(0.11%)
Net interest margin			1.88%			1.97%			(0.09%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Three Months Ended	Dec 31, 2023	Sep 30, 2023	Change
Commercial loans	$242	$241	$1
Total	$242	$241	$1

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (FTE Basis)
(Unaudited; Dollars in thousands)
For the Twelve Months Ended	December 31, 2023			December 31, 2022			Change
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Assets:
Cash, federal funds sold and short-term investments	$101,166	$4,975	4.92%	$119,932	$1,624	1.35%	($18,766)	$3,351	3.57%
Mortgage loans for sale	17,384	980	5.64	29,539	1,165	3.94	(12,155)	(185)	1.70
Taxable debt securities	1,185,102	29,059	2.45	1,121,413	21,827	1.95	63,689	7,232	0.50
FHLB stock	46,880	3,315	7.07	20,721	548	2.64	26,159	2,767	4.43
Commercial real estate	1,970,580	118,887	6.03	1,679,300	65,660	3.91	291,280	53,227	2.12
Commercial & industrial	615,494	38,326	6.23	632,938	28,099	4.44	(17,444)	10,227	1.79
Total commercial	2,586,074	157,213	6.08	2,312,238	93,759	4.05	273,836	63,454	2.03
Residential real estate	2,490,991	96,080	3.86	1,960,629	65,866	3.36	530,362	30,214	0.50
Home equity	297,396	17,129	5.76	263,578	10,139	3.85	33,818	6,990	1.91
Other	18,085	854	4.72	15,799	724	4.58	2,286	130	0.14
Total consumer	315,481	17,983	5.70	279,377	10,863	3.89	36,104	7,120	1.81
Total loans	5,392,546	271,276	5.03	4,552,244	170,488	3.75	840,302	100,788	1.28
Total interest-earning assets	6,743,078	309,605	4.59	5,843,849	195,652	3.35	899,229	113,953	1.24
Noninterest-earning assets	255,962			258,906			(2,944)
Total assets	$6,999,040			$6,102,755			$896,285
Liabilities and Shareholders' Equity:
Interest-bearing demand deposits (in-market)	$415,725	$17,521	4.21%	$263,154	$2,891	1.10%	$152,571	$14,630	3.11%
NOW accounts	766,492	1,594	0.21	864,084	862	0.10	(97,592)	732	0.11
Money market accounts	1,191,036	37,145	3.12	1,198,714	8,954	0.75	(7,678)	28,191	2.37
Savings accounts	526,275	1,687	0.32	574,349	473	0.08	(48,074)	1,214	0.24
Time deposits (in-market)	1,010,629	33,609	3.33	799,645	8,630	1.08	210,984	24,979	2.25
Interest-bearing in-market deposits	3,910,157	91,556	2.34	3,699,946	21,810	0.59	210,211	69,746	1.75
Wholesale brokered demand deposits	4,015	178	4.43	20,696	494	2.39	(16,681)	(316)	2.04
Wholesale brokered time deposits	602,423	28,695	4.76	386,170	3,719	0.96	216,253	24,976	3.80
Wholesale brokered deposits	606,438	28,873	4.76	406,866	4,213	1.04	199,572	24,660	3.72
Total interest-bearing deposits	4,516,595	120,429	2.67	4,106,812	26,023	0.63	409,783	94,406	2.04
FHLB advances	1,056,726	49,589	4.69	414,263	11,713	2.83	642,463	37,876	1.86
Junior subordinated debentures	22,681	1,543	6.80	22,681	739	3.26	—	804	3.54
Total interest-bearing liabilities	5,596,002	171,561	3.07	4,543,756	38,475	0.85	1,052,246	133,086	2.22
Noninterest-bearing demand deposits	778,152			923,423			(145,271)
Other liabilities	169,842			142,324			27,518
Shareholders' equity	455,044			493,252			(38,208)
Total liabilities and shareholders' equity	$6,999,040			$6,102,755			$896,285
Net interest income (FTE)		$138,044			$157,177			($19,133)
Interest rate spread			1.52%			2.50%			(0.98%)
Net interest margin			2.05%			2.69%			(0.64%)

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

For the Twelve Months Ended	Dec 31, 2023	Dec 31, 2022	Change
Commercial loans	$946	$1,187	($241)
Total	$946	$1,187	($241)

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Calculation of Non-GAAP Financial Measures
(Unaudited; Dollars in thousands, except per share amounts)

	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Tangible Book Value per Share:
Total shareholders' equity, as reported	$472,686	$431,404	$459,161	$464,983	$453,669
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,711	3,919	4,130	4,342	4,554
Total tangible shareholders' equity	$405,066	$363,576	$391,122	$396,732	$385,206

Shares outstanding, as reported	17,031	17,019	17,019	16,986	17,183

Book value per share - GAAP	$27.75	$25.35	$26.98	$27.37	$26.40
Tangible book value per share - Non-GAAP	$23.78	$21.36	$22.98	$23.36	$22.42

Tangible Equity to Tangible Assets:
Total tangible shareholders' equity	$405,066	$363,576	$391,122	$396,732	$385,206

Total assets, as reported	$7,202,847	$7,183,475	$7,011,760	$6,859,182	$6,660,051
Less:
Goodwill	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,711	3,919	4,130	4,342	4,554
Total tangible assets	$7,135,227	$7,115,647	$6,943,721	$6,790,931	$6,591,588

Equity to assets - GAAP	6.56%	6.01%	6.55%	6.78%	6.81%
Tangible equity to tangible assets - Non-GAAP	5.68%	5.11%	5.63%	5.84%	5.84%

	For the Three Months Ended					For the Twelve Months Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Dec 31, 2023	Dec 31, 2022
Return on Average Tangible Assets:
Net income, as reported	$12,947	$11,161	$11,256	$12,812	$16,573	$48,176	$71,681

Total average assets, as reported	$7,191,575	$7,115,157	$6,939,238	$6,743,996	$6,480,872	$6,999,040	$6,102,755
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,812	4,021	4,233	4,445	4,657	4,126	4,977
Total average tangible assets	$7,123,854	$7,047,227	$6,871,096	$6,675,642	$6,412,306	$6,931,005	$6,033,869

Return on average assets - GAAP	0.71%	0.62%	0.65%	0.77%	1.01%	0.69%	1.17%
Return on average tangible assets - Non-GAAP	0.72%	0.63%	0.66%	0.78%	1.03%	0.70%	1.19%

Return on Average Tangible Equity:
Net income available to common shareholders, as reported	$12,931	$11,140	$11,237	$12,783	$16,535	$48,091	$71,479

Total average equity, as reported	$436,059	$458,015	$466,227	$460,106	$438,347	$455,044	$493,252
Less average balances of:
Goodwill	63,909	63,909	63,909	63,909	63,909	63,909	63,909
Identifiable intangible assets, net	3,812	4,021	4,233	4,445	4,657	4,126	4,977
Total average tangible equity	$368,338	$390,085	$398,085	$391,752	$369,781	$387,009	$424,366

Return on average equity - GAAP	11.77%	9.65%	9.67%	11.27%	14.96%	10.57%	14.49%
Return on average tangible equity - Non-GAAP	13.93%	11.33%	11.32%	13.23%	17.74%	12.43%	16.84%